UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2010

ATLANTIC COAST FEDERAL CORPORATION
(Exact name of Registrant as specified in its charter)

Federal	000-50962	59-3764686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
505 Haines Avenue, Waycross, Georgia 31501
(Address of principal executive offices)

(800) 342-2824
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 31, 2010, Atlantic Coast Federal Corporation (the "Company") issued a press release announcing that the Company has revised its financial results for the fourth quarter and year ended December 31, 2009.  The full text of the press release is set forth in Exhibit 99.1.

Subsequent to the issuance of preliminary unaudited results for the fourth quarter and year ended December 31, 2009, the Company determined the necessity of a valuation allowance for the Company's remaining $6.2 million of its deferred tax asset.  In the third quarter of 2009, the Company established a valuation allowance for approximately 50% of the deferred tax asset.  Even though the Company witnessed some encouraging signs that its loan portfolio began to stabilize in the second half of 2009, particularly with respect to declining levels of non-performing assets in both the third and fourth quarters of the year, the Company decided to reevaluate the potential realization of the deferred tax asset considering it now appears likely that loan losses may remain at higher levels in 2010 as Atlantic Coast Bank continues to negotiate loan restructurings and work-outs.  These factors created further uncertainty about the Company's ability to fully utilize the benefit of the deferred tax asset.

Accordingly, the Company recorded a $6.2 million non-cash charge to increase its valuation allowance to match the full recorded amount of the deferred tax asset; this amount was included in the Company's tax provision for the fourth quarter and year ended December 31, 2009.  The valuation allowance, which can be released in future periods if the Company returns to profitability, had no impact on the Company's liquidity or its well-capitalized status.

As a result of the valuation allowance, income tax expense was $5.8 million for the fourth quarter of 2009 compared with a previously reported tax benefit of $0.5 million.  Income tax expense was $6.1 million for the year ended December 31, 2009, versus a previously reported tax benefit of $0.2 million.  The net loss was $9.5 million or $0.72 per diluted share for the fourth quarter of 2009, up from the previously reported net loss of $3.2 million or $0.24 per diluted share.  The net loss was $29.3 million or $2.24 per diluted share for the year ended December 31, 2009, up from the previously reported net loss of $23.0 million or $1.76 per diluted share.  The full effects of the subsequent event on the Company's financial condition and results of operations as of and for the year ended December 31, 2009, are described in the Form 10-K that will be filed today.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits.

99.1       Press Release dated March 31, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FEDERAL CORPORATION

Date:	March 31, 2010	By:	/s/	Robert J. Larison, Jr.
Robert J. Larison, Jr.
President and Chief Executive Officer
(Duly Authorized Representative)

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit(s)

99.1	Copy of press release issued by the Company on March 31, 2010